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EXHIBIT 11

                        INTERNATIONAL AIRCRAFT INVESTORS
                        COMPUTATION OF PER SHARE EARNINGS
                                   (UNAUDITED)


                                               THREE MONTHS ENDED SEPTEMBER 30,
                                               --------------------------------
                                                     1997           1996
                                                  ----------     ----------
Weighted average common shares outstanding            81,110         70,000
Weighted average common equivalent shares
outstanding                                        1,674,402      1,766,762
                                                  ----------     ----------
Weighted average common and common equivalent
shares outstanding                                 1,755,512      1,836,762
                                                  ==========     ==========
Net income                                        $   99,997     $  150,715
                                                  ==========     ==========
Net income per common and common equivalent
share                                             $     0.06     $     0.08
                                                  ==========     ==========


                                               NINE MONTHS ENDED SEPTEMBER 30,
                                               -------------------------------
                                                     1997           1996
                                                  ----------     ----------
Weighted average common shares outstanding            73,703         70,000
Weighted average common equivalent shares
outstanding                                        1,692,087      1,766,762
                                                  ----------     ----------
Weighted average common and common equivalent
shares outstanding                                 1,765,790      1,836,762
                                                  ==========     ==========
Net income                                        $  359,184     $  455,008
                                                  ==========     ==========
Net income per common and common equivalent
share                                             $     0.20     $     0.25
                                                  ==========     ==========


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